Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of October 29, 2019, is entered into by and among the Lenders signatory hereto, PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (in such capacity “Agent”), AUTOWEB, INC., a Delaware corporation (“AutoWeb”, and together with each Person joined to the Credit Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), CAR.COM, INC., a Delaware corporation (“Car.com”), AUTOBYTEL, INC., a Delaware corporation (“Autobytel”), AW GUA USA, INC., a Delaware corporation (“AW GUA USA”, and together with Car.com, Autobytel and each Person joined to the Credit Agreement as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor” and together with the Borrowers, collectively, the “Loan Parties” and each a “Loan Party”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.         The Lenders, Agent and Loan Parties have previously entered into that certain Revolving Credit and Security Agreement dated April 30, 2019 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.           The Lenders, Agent and Loan Parties now wish to amend the Credit Agreement on the terms and conditions set forth herein.

C.          Loan Parties are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Other Document are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

(a) The following new definitions are hereby added to Section 1.2 of the Credit Agreement in alphabetical order as follows:

“Debt Payments” shall mean for any Person for any period, all cash actually expended by such Person to make: (a) interest payments on any Advances during such period, plus (b) payments of any fees, commissions and charges set forth herein during such period, plus (c) payments in respect of Capitalized Lease Obligations during such period, plus (d) payments with respect to any other Indebtedness for borrowed money during such period.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Person for any fiscal period, the ratio of (a) the result of (i) EBITDA for such Person for such period, minus (ii) Unfunded Capital Expenditures made by such Person during such period, minus (iii) distributions and dividends made by such Person during such period, minus (iv) cash taxes paid by such Person during such period, to (b) all Debt Payments made by such Person during such period.

(b) Section 6.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

6.5
Financial Covenants.

(a)
Minimum EBITDA. Cause to be maintained as of the end of each fiscal quarter set forth below, EBITDA for Borrowers and their Subsidiaries on a Consolidated Basis of not less than the amount set forth below for such period.

Applicable Measurement Period	Minimum EBITDA
the fiscal quarter ending September 30, 2019 (“Applicable Measurement Period 1”)	$700,000
the fiscal month ending October 31, 2019 (“Applicable Measurement Period 2”)	$250,000
the two (2) fiscal months ending November 30, 2019 (“Applicable Measurement Period 3”)	$600,000
the two (2) fiscal quarters ending December 31, 2019 (“Applicable Measurement Period 4”)	$3,600,000
the three (3) fiscal quarters ending March 31, 2020 (“Applicable Measurement Period 5”)	$3,750,000
the four (4) fiscal quarters ending June 30, 2020 (“Applicable Measurement Period 6”)	$6,000,000
the four (4) fiscal quarters ending September 30, 2020 (“Applicable Measurement Period 7”)	$7,500,000
each four (4) fiscal quarter period ending on the last day of each fiscal quarter beginning with the fiscal quarter ending December 31, 2020 and for each fiscal quarter thereafter (each such period being an “Applicable Measurement Period 8”)	$7,500,000

(b)
Fixed Charge Coverage Ratio. Cause to be maintained a Fixed Charge Coverage Ratio for Borrowers and their Subsidiaries on a Consolidated Basis of not less than 1.20 to 1.00 for each of Applicable Measurement Periods 1, 4, 5, 6, 7 and for each Applicable Measurement Period 8.

In the event that the Loan Parties fail to comply with the requirements of Section 6.5(a) and/or 6.5(b) for any Applicable Measurement Period (“Non-Complying Applicable Measurement Period”), until the fifth (5th) Business Day after delivery of the Compliance Certificate for the Non-Complying Applicable Measurement Period (“Cure Right Deadline Date”), and so long as the Loan Parties have notified Agent of their intent to use the Cure Right (defined below) on or before the date of such delivery of the Compliance Certificate (“Notice Deadline Date”), the Loan Parties have the right (the “Cure Right”) to increase EBITDA by the Cure Amount (defined below) for purposes of Section 6.5(a) and/or 6.5(b), as applicable, with respect to the Non-Complying Applicable Measurement Period and each other Applicable Measurement Period that includes any portion of the Non-Complying Applicable Measurement Period. provided that, (a) the Loan Parties have actually received proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) for cash or otherwise has received cash contributions to its capital (the proceeds thereof being the “Equity Proceeds”) during the Non-Complying Applicable Measurement Period or no later than the Cure Right Deadline Date; (b) the Equity Proceeds are or have previously been remitted to Agent for application to the Obligations as required under Section 2.20(b); (c) the Equity Proceeds are not less than the greater of (x) the aggregate amount necessary to add to EBITDA in the case of a breach of Section 6.5(a) and/or 6.5(b), as applicable to cure the Event of Default arising from failure to comply with Section 6.5(a) and/or 6.5(b), as applicable, for the Non-Complying Applicable Measurement Period and (y) $500,000 (the “Cure Amount”); (d) the Cure Right shall not be exercised more than three (3) times during the Term; (e) in each period of four (4) fiscal quarters, there shall be at least two (2) fiscal quarters during which the Cure Right is not exercised; (f) no Default or Event of Default shall have occurred and be continuing after giving effect to the Cure Right; and (g) Borrowers shall have Undrawn Availability of not less than $2,500,000 after giving effect to the Cure Right. If, after giving effect to the addition of the Cure Amount to EBITDA in the case of a breach of Section 6.5(a) and/or 6.5(b), as applicable, for the Non-Complying Applicable Measurement Period, the Loan Parties are in compliance with the financial covenants set forth in Section 6.5(a) and/or 6.5(b), as applicable, for the Non-Complying Applicable Measurement Period, the Loan Parties shall be deemed to have satisfied the requirements of Section 6.5(a) and/or 6.5(b), as applicable, for the Non-Complying Applicable Measurement Period with the same effect as though there had been no such failure to comply with Section 6.5(a) and/or 6.5(b), as applicable, and the applicable Default and Event of Default arising therefrom shall be deemed not to have occurred for purposes of this Agreement. The parties hereby acknowledge that the exercise of the Cure Right may not be relied on for purposes of calculating any financial performance calculation or other financial test specified in this Agreement or any Other Document other than compliance with Section 6.5(a) and/or 6.5(b), as applicable, as of the date such compliance is required under this Agreement; provided, that, if a covenant in this Section 6.5 is the subject of an exercise of the Cure Right, such Cure Amount shall be included in EBITDA in the case of a breach of Section 6.5(a) and/or 6.5(b), as applicable, for each Applicable Measurement Period that includes any portion of the Non-Complying Applicable Measurement Period. Upon receipt by Agent of notice, on or prior to the Notice Deadline Date, that the Loan Parties intend to exercise the Cure Right, Agent and the Lenders shall not be permitted to accelerate the Obligations, exercise remedies against the Collateral or exercise any other rights or remedies under this Agreement or the Other Documents on the basis of a failure to comply with the requirements of this Section 6.5 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Cure Right Deadline Date; provided, that, a Default shall be deemed to exist under this Agreement for all other purposes until such failure is cured pursuant to the exercise of the Cure Right on or prior to the Cure Deadline.

2. Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction, as determined by Agent, of the following conditions.

(a) Amendment. Agent shall have received this Amendment duly executed by each Loan Party.

(b) Representations and Warranties. The representations and warranties set forth herein must be true and correct.

(c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.

3. Representations and Warranties. Each Loan Party represents and warrants as follows:

(a) Authority. Such Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder, under the Credit Agreement (as amended or modified hereby) and under the Other Documents to which it is a party. The execution, delivery and performance by such Loan Party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Credit Agreement (as amended or modified hereby) and each Other Document is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and each Other Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of each Loan Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party.

(e) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default after giving effect to this Amendment.

4. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

5. Choice of Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

6. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

7. Reference to and Effect on the Other Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects restated, ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Loan Party to Agent and the Lenders.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under the Credit Agreement or any of the Other Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Other Documents.

(d) To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

8. Estoppel. To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Credit Agreement, each Loan Party hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower or other Loan Party as against Agent, any Lender or any other Secured Party with respect to the Obligations, the Credit Agreement or any Other Document.

9. Integration. This Amendment, together with the Credit Agreement and the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

11. Guarantors’ Acknowledgment. With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although Agent and the Lenders have informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that neither Agent nor any Lender has any duty under the Credit Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:	AUTOWEB, INC. By: /s/ Glenn E. Fuller Name: Glenn E. Fuller Title: Executive Vice President, Chief Legal Officer and Secretary

GUARANTORS:	CAR.COM, INC. By: /s/ Glenn E. Fuller Name: Glenn E. Fuller Title: Executive Vice President, Chief Legal Officer and Secretary

AUTOBYTEL, INC.

By: /s/ Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

AW GUA USA, INC.

By: /s/ Glenn E. Fuller
Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

074658.19022/122103356v.5

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender By: /s/ Scott K. Goldstein Name: Scott K. Goldstein Title: Senior Vice President

074658.19022/122103356v.5